U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2017

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On January 5, 2017, Cardinal Energy Group, Inc. (the “Company”) filed a Form 8-K in which it reported, in part, that on or about December 30, 2016, the Company issued to each of Meyers Associates, L.P. and to Gregory R. Traina 150,000,000 shares each of its restricted common stock in connection with placement agent and other services rendered to the Company, resulting in a total issuance of 300,000,000 shares of restricted common stock (collectively, the “Shares”).

Effective on or about February 10, 2017, 250,000,000 of the Shares were rescinded and returned to the treasury of the Company resulting in 50,000,000 of the Shares from the original issuance of 300,000,000 Shares described above remaining issued and outstanding.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, John Jordan resigned as the Chief Financial Officer of the Company. Mr. Jordan’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices. Mr. Jordan will continue to serve as a Director of the Company. Mr. Jordan’s resignation letter is attached hereto as Exhibit 17.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Mr. Jordan, dated March 17, 2017.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: March 22, 2017	By:	/s/ Timothy W. Crawford

EXHIBIT INDEX

Number	Description
17.1	Resignation Letter of Mr. Jordan dated March 17, 2017.